Exhibit 99.1

PACKAGING CORPORATION OF AMERICA REPORTS FOURTH QUARTER AND FULL YEAR 2023 RESULTS

Lake Forest, IL, January 24, 2024 – Packaging Corporation of America (NYSE: PKG) today reported fourth quarter 2023 net income of $189 million, or $2.10 per share, and net income of $192 million, or $2.13 per share, excluding special items. Fourth quarter net sales were $1.94 billion in 2023 and $1.98 billion in 2022. Full year 2023 net income was $765 million, or $8.48 per share, and net income of $784 million, or $8.70 per share, excluding special items. Full year net sales were $7.8 billion in 2023 and $8.5 billion in 2022.

Diluted earnings per share attributable to Packaging Corporation of America shareholders

	Three Months Ended			Full Year Ended
	December 31,			December 31,
	2023	2022	Change	2023	2022	Change
Reported Diluted EPS	$2.10	$2.31	$(0.21)	$8.48	$11.03	$(2.54)
Special Items Expense (1)	0.03	0.04	(0.01)	0.21	0.11	0.10
Diluted EPS excluding Special Items (2)	$2.13	$2.35	$(0.22)	$8.70	$11.14	$(2.44)

(1) For descriptions and amounts of our special items, see the schedules with this release.
(2) Amounts may not foot or crossfoot due to rounding.

Reported earnings in the fourth quarter and full year 2023 include special items primarily for certain costs at the Jackson, AL mill for paper-to-containerboard conversion related activities and closure and other costs related to corrugated products facilities and design centers.

Excluding special items, the ($.22) per share decrease in fourth quarter 2023 earnings compared to the fourth quarter of 2022 was driven primarily by lower prices and mix ($1.93) in the Packaging segment, lower prices and mix ($.04) and volume ($.03) in the Paper segment, and higher depreciation expense ($.10). These items were partially offset by higher volume in the Packaging segment $1.07, lower operating and converting costs $.51, lower scheduled maintenance outage expenses $.19, lower freight and logistics expenses $.03, lower other expenses $.04, and a lower share count resulting from share repurchases $.04.

Results were $.37 above fourth quarter guidance of $1.76 per share primarily due to higher volume in the Packaging segment, lower operating and converting costs, and lower freight and logistics expenses.

Financial information by segment is summarized below and in the schedules with this release.

	(dollars in millions)
	Three Months Ended		Full Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Segment income (loss)
Packaging	$263.8	$282.4	$1,074.3	$1,423.7
Paper	28.1	31.9	118.9	103.0
Corporate and Other	(30.4)	(26.2)	(118.1)	(106.0)
	$261.5	$288.1	$1,075.1	$1,420.7

Segment income (loss) excluding special items
Packaging	$265.0	$284.4	$1,088.7	$1,428.7
Paper	30.7	34.4	130.0	111.8
Corporate and Other	(30.4)	(26.2)	(118.1)	(106.0)
	$265.3	$292.6	$1,100.6	$1,434.5

EBITDA excluding special items
Packaging	$384.7	$392.2	$1,555.7	$1,848.6
Paper	35.2	39.4	150.6	132.4
Corporate and Other	(26.4)	(22.9)	(102.5)	(95.5)
	$393.5	$408.7	$1,603.8	$1,885.5

In the Packaging segment, shipments per day were up 5.1% and total corrugated products shipments, with one extra shipping day, were up 6.9% versus last year’s fourth quarter. Shipments per day were up 5.2% versus the third quarter of 2023. Containerboard production was 1,213,000 tons, and containerboard inventory was up 15,000 tons from the fourth quarter of 2022 and up 32,000 tons compared to the third quarter of 2023. In the Paper segment, sales volume was down 4,000 tons compared to the fourth quarter of 2022 and down 8,000 tons from the third quarter of 2023.

Commenting on reported results, Mark W. Kowlzan, Chairman and CEO, said, “Throughout the quarter, demand in the Packaging segment was stronger than our expectations. In addition, the higher volume along with the operational benefits of our capital spending program and continued emphasis on cost management and process efficiencies across our manufacturing and converting facilities drove operating and converting costs lower as well. We had an excellent restart of our Wallula, WA mill and the No. 3 machine to meet the stronger demand and build some needed inventory during the quarter. We plan to restart the No. 2 machine at the Wallula mill in the first quarter to help manage our expectations in the first half of 2024 for continued strong demand, together with scheduled mill maintenance outages and the final phase of the containerboard conversion of the No. 3 machine at our Jackson, AL mill. The Paper segment had very good results with volume slightly higher than expected and costs managed extremely well.”

"Looking ahead as we move from the fourth and into the first quarter,” Mr. Kowlzan continued, “in our Packaging segment, we expect higher total corrugated products shipments from continued strong demand and two additional shipping days in the first quarter. Despite restarting the No. 2 machine at our Wallula Mill, containerboard volume will be lower due to downtime associated with the conversion of the No. 3 machine at our Jackson Mill and a scheduled maintenance outage at our Counce, TN mill. Prices and mix should be slightly higher with the implementation of our announced January price increases partially offset by a decrease in the published benchmark prices that occurred late in 2023, with export prices fairly flat. In our Paper segment, we expect an improved mix to move prices slightly higher with flat sales volume. Recycled fiber and energy prices will be higher, and above average, seasonally colder weather will negatively impact usages and yields for energy, wood and chemicals along with higher operating costs associated with the restart of full operations at the Wallula mill compared to fourth quarter operations. Labor and benefits costs will have seasonal timing-related increases that occur at the beginning of a new year related to annual wage and benefit increases, the restart of payroll taxes, and share-based compensation expenses. Scheduled outage expenses will be higher and will include the significant first quarter impact of the conversion outage at our Jackson Mill which is estimated to be ($.16) per share. Considering these items, we expect first quarter earnings of $1.54 per share."

We present various non-GAAP financial measures in this press release, including diluted EPS excluding special items, segment income excluding special items and EBITDA excluding special items. We provide information regarding our use of non-GAAP financial measures and reconciliations of historical non-GAAP financial measures presented in this press release to the most comparable measure reported in accordance with GAAP in the schedules to this press release. We present our earnings expectation for the upcoming quarter excluding special items as special items are difficult to predict and quantify and may reflect the effect of future events. We currently anticipate special items in the first quarter of 2024 to include charges, fees, and expenses for paper-to-containerboard conversion related activities at the Jackson, AL mill. We do not currently expect any additional significant special items during the first quarter; however, additional special items may arise due to first quarter events.

PCA is the third largest producer of containerboard products and a leading producer of uncoated freesheet paper in North America. PCA operates eight mills and 86 corrugated products plants and related facilities.

Some of the statements in this press release are forward-looking statements. Forward-looking statements include statements about our future earnings and financial condition, the impact of the COVID-19 pandemic on our business, expected benefits from acquisitions and restructuring activities, our industry and our business strategy. Statements that contain words such as “will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current expectations of PCA. Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of PCA could differ materially. Among the factors that could cause plans, actions and results to differ materially from PCA’s current expectations include the following: the impact of general economic conditions; conditions in the paper and packaging industries, including competition, product demand and product pricing; fluctuations in wood fiber and recycled fiber costs; fluctuations in purchased energy costs; the possibility of unplanned outages or interruptions at our principal facilities; and legislative or regulatory requirements, particularly concerning environmental matters, as well as those identified under Item 1A. Risk Factors in PCA’s Annual Report on Form 10-K for the year ended December 31, 2022, and in subsequent quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission and available at the SEC’s website at “www.sec.gov”.

CONTACT:

Barbara Sessions

Packaging Corporation of America

INVESTOR RELATIONS: (877) 454-2509

PCA’s Website: www.packagingcorp.com

Conference Call Information:

WHAT:	Packaging Corporation of America’s 4th Quarter and Full Year 2023 Earnings Conference Call
Conference ID: Packaging Corporation of America

WHEN:	Thursday, January 25, 2024 at 9:00am Eastern Time

PRE-REGISTRATION:	https://dpregister.com/sreg/10184908/fb32b1ccf8
OR
CALL-IN NUMBER:	(833) 816-1102 (U.S.); (866) 605-3852 (Canada) or (412) 317-0684 (International)
Dial in by 8:45am Eastern Time

WEBCAST INFO:	www.packagingcorp.com

REBROADCAST DATES:	January 25, 2024 through February 8, 2024

REBROADCAST NUMBERS:	(877) 344-7529 (U.S.); (855) 669-9658 (Canada) or (412) 317-0088 (International)
Passcode: 5364844

Packaging Corporation of America

Consolidated Earnings Results

Unaudited

(dollars in millions, except per-share data)

	Three Months Ended				Full Year Ended
	December 31,				December 31,
	2023		2022		2023		2022
Net sales	$1,937.9		$1,978.4		$7,802.4		$8,478.0
Cost of sales	(1,527.8)	(1)	(1,528.1)	(2)	(6,103.5)	(1)	(6,387.4)	(2)
Gross profit	410.1		450.3		1,698.9		2,090.6
Selling, general, and administrative expenses	(142.8)		(145.6)		(580.9)	(1)	(608.6)
Other expense, net	(5.8)	(1)	(16.6)	(2)	(42.9)	(1)	(61.3)	(2)
Income from operations	261.5		288.1		1,075.1		1,420.7
Non-operating pension (expense) income	(1.9)		3.6		(7.7)		14.5
Interest expense, net	(11.1)		(15.1)		(53.3)		(70.4)
Income before taxes	248.5		276.6		1,014.1		1,364.8
Provision for income taxes	(59.3)		(64.9)		(248.9)		(335.0)
Net income	$189.2		$211.7		$765.2		$1,029.8

Earnings per share:
Basic	$2.11		$2.32		$8.52		$11.08
Diluted	$2.10		$2.31		$8.48		$11.03

Computation of diluted earnings per share under the two class method:
Net income	$189.2	$211.7	$765.2	$1,029.8
Less: Distributed and undistributed income available to participating securities	(1.4)	(1.6)	(6.2)	(7.9)
Net income attributable to PCA shareholders	$187.8	$210.1	$759.0	$1,021.9
Diluted weighted average shares outstanding	89.3	90.9	89.5	92.7
Diluted earnings per share	$2.10	$2.31	$8.48	$11.03

Supplemental financial information:
Capital spending	$141.1	$247.1	$469.7	$824.2
Cash, cash equivalents, and marketable debt securities	$1,205.6	$470.1	$1,205.6	$470.1

(1)
The three and twelve months ended December 31, 2023 include the following:

a.
$2.9 million and $11.1 million, respectively, of charges related to the announced discontinuation of production of uncoated freesheet paper grades on the No. 3 machine at the Jackson, Alabama mill associated with the permanent conversion of the machine to produce linerboard and other paper-to-containerboard conversion related activities. The costs were recorded in “Cost of sales” and “Other expense, net”, as appropriate.

b.
$0.9 million and $14.4 million, respectively, of charges related to the closure of corrugated products facilities and design centers. For the twelve months ended December 31, 2023, these costs were partially offset by a gain on sale of a corrugated products facility. These items were recorded in "Cost of sales", "Selling, general, and administrative expenses", and "Other expense, net", as appropriate.

(2)
The three and twelve months ended December 31, 2022 include the following:

a.
$4.7 million and $14.1 million, respectively, of charges related to the announced discontinuation of production of uncoated freesheet paper grades on the No. 3 machine at the Jackson, Alabama mill associated with the permanent conversion of the machine to produce linerboard and other paper-to-containerboard conversion related activities. The costs were recorded in “Cost of sales” and “Other expense, net”, as appropriate.

b.
$1.2 million and $0.7 million, respectively, of charges consisting of closure costs related to corrugated products facilities. For the twelve months ended December 31, 2022, these costs were partially offset by insurance proceeds received for a natural disaster at one of the corrugated products facilities, a gain on sale of assets related to a corrugated products facility, and a favorable lease buyout for a closed corrugated products facility. These items were recorded in "Cost of sales" and "Other expense, net", as appropriate.

c.
$1.4 million and $1.0 million, respectively, of income from a favorable inventory adjustment related to the December 2021 Advance Packaging Corporation acquisition, partially offset by acquisition and integration related costs. These items were recorded in "Cost of sales" and "Other expense, net", as appropriate.

Packaging Corporation of America

Segment Information

Unaudited

(dollars in millions)

	Three Months Ended		Full Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Segment sales
Packaging	$1,776.9	$1,809.1	$7,135.6	$7,780.7
Paper	143.8	153.5	595.4	622.1
Corporate and Other	17.2	15.8	71.4	75.2
	$1,937.9	$1,978.4	$7,802.4	$8,478.0

Segment income (loss)
Packaging	$263.8	$282.4	$1,074.3	$1,423.7
Paper	28.1	31.9	118.9	103.0
Corporate and Other	(30.4)	(26.2)	(118.1)	(106.0)
Income from operations	261.5	288.1	1,075.1	1,420.7
Non-operating pension (expense) income	(1.9)	3.6	(7.7)	14.5
Interest expense, net	(11.1)	(15.1)	(53.3)	(70.4)
Income before taxes	$248.5	$276.6	$1,014.1	$1,364.8

Segment income (loss) excluding special items (1)
Packaging	$265.0	$284.4	$1,088.7	$1,428.7
Paper	30.7	34.4	130.0	111.8
Corporate and Other	(30.4)	(26.2)	(118.1)	(106.0)
	$265.3	$292.6	$1,100.6	$1,434.5

EBITDA excluding special items (1)
Packaging	$384.7	$392.2	$1,555.7	$1,848.6
Paper	35.2	39.4	150.6	132.4
Corporate and Other	(26.4)	(22.9)	(102.5)	(95.5)
	$393.5	$408.7	$1,603.8	$1,885.5

____________

(1)
Segment income (loss) excluding special items, earnings before non-operating pension (expense) income, interest, income taxes, and depreciation, amortization, and depletion (EBITDA), and EBITDA excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our segments and our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and the performance of their segments. The tables included in "Reconciliation of Non-GAAP Financial Measures" on the following pages reconcile the non-GAAP measures with the most directly comparable GAAP measures. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

	Three Months Ended		Full Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Packaging
Segment income	$263.8	$282.4	$1,074.3	$1,423.7
Facilities closure and other costs	0.9	1.2	14.4	0.7
Jackson mill conversion-related activities	0.3	2.2	—	5.3
Acquisition and integration-related activities	—	(1.4)	—	(1.0)
Segment income excluding special items (1)	$265.0	$284.4	$1,088.7	$1,428.7

Paper
Segment income	$28.1	$31.9	$118.9	$103.0
Jackson mill conversion-related activities	2.6	2.5	11.1	8.8
Segment income excluding special items (1)	$30.7	$34.4	$130.0	$111.8

Corporate and Other
Segment loss	$(30.4)	$(26.2)	$(118.1)	$(106.0)
Segment loss excluding special items (1)	$(30.4)	$(26.2)	$(118.1)	$(106.0)

Income from operations	$261.5	$288.1	$1,075.1	$1,420.7

Income from operations, excluding special items (1)	$265.3	$292.6	$1,100.6	$1,434.5

____________

(1)
See footnote (1) on page 3, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

Net Income and EPS Excluding Special Items (1)

	Three Months Ended
	December 31,
	2023				2022
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported	$248.5	$(59.3)	$189.2	$2.10	$276.6	$(64.9)	$211.7	$2.31
Special items (2):
Jackson mill conversion-related activities	2.9	(0.7)	2.2	0.02	4.7	(1.1)	3.6	0.04
Facilities closure and other costs	0.9	(0.2)	0.7	0.01	1.2	(0.3)	0.9	0.01
Acquisition and integration-related activities	—	—	—	—	(1.4)	0.3	(1.1)	(0.01)
Total special items	3.8	(0.9)	2.9	0.03	4.5	(1.1)	3.4	0.04
Excluding special items	$252.3	$(60.2)	$192.1	$2.13	$281.1	$(66.0)	$215.1	$2.35

	Full Year Ended
	December 31,
	2023				2022
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported	$1,014.1	$(248.9)	$765.2	$8.48	$1,364.8	$(335.0)	$1,029.8	$11.03
Special items (2):
Facilities closure and other costs	14.4	(3.6)	10.8	0.12	0.7	(0.2)	0.5	0.01
Jackson mill conversion-related activities	11.1	(2.7)	8.4	0.09	14.1	(3.5)	10.6	0.11
Acquisition and integration-related activities	—	—	—	—	(1.0)	0.3	(0.7)	(0.01)
Total special items	25.5	(6.3)	19.2	0.21	13.8	(3.4)	10.4	0.11
Excluding special items	$1,039.6	$(255.2)	$784.4	$ 8.70 (3)	$1,378.6	$(338.4)	$1,040.2	$11.14

____________

(1)
Net income and earnings per share excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and their performance. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.
(2)
Pre-tax special items are tax-effected at a combined federal and state income tax rate in effect for the period the special items were recorded and this rate is adjusted for each subsequent quarter to be consistent with the estimated annual effective tax rate, in accordance with ASC 270, Interim Reporting, and ASC 740-270, Income Taxes – Intra Period Tax Allocation. For all periods presented, income taxes on pre-tax special items represent the current amount of tax. For more information related to these items, see the footnotes to the Consolidated Earnings Results on page 1.
(3)
Amount may not foot due to rounding.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

EBITDA and EBITDA Excluding Special Items (1)

EBITDA represents income before non-operating pension expense (income), interest, income taxes, and depreciation, amortization, and depletion. The following table reconciles net income to EBITDA and EBITDA excluding special items:

	Three Months Ended		Full Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Net income	$189.2	$211.7	$765.2	$1,029.8
Non-operating pension expense (income)	1.9	(3.6)	7.7	(14.5)
Interest expense, net	11.1	15.1	53.3	70.4
Provision for income taxes	59.3	64.9	248.9	335.0
Depreciation, amortization, and depletion	130.8	118.8	517.7	456.8
EBITDA (1)	$392.3	$406.9	$1,592.8	$1,877.5
Special items:
Facilities closure and other costs	0.9	1.0	8.9	0.4
Jackson mill conversion-related activities	0.3	2.2	2.1	8.6
Acquisition and integration-related activities	—	(1.4)	—	(1.0)
EBITDA excluding special items (1)	$393.5	$408.7	$1,603.8	$1,885.5

____________

(1)
See footnote (1) on page 3, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

The following table reconciles segment income (loss) to EBITDA excluding special items:

	Three Months Ended		Full Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Packaging
Segment income	$263.8	$282.4	$1,074.3	$1,423.7
Depreciation, amortization, and depletion	119.7	108.0	472.5	420.2
EBITDA (1)	383.5	390.4	1,546.8	1,843.9
Facilities closure and other costs	0.9	1.0	8.9	0.4
Jackson mill conversion-related activities	0.3	2.2	—	5.3
Acquisition and integration-related activities	—	(1.4)	—	(1.0)
EBITDA excluding special items (1)	$384.7	$392.2	$1,555.7	$1,848.6

Paper
Segment income	$28.1	$31.9	$118.9	$103.0
Depreciation, amortization, and depletion	7.1	7.5	29.6	26.1
EBITDA (1)	35.2	39.4	148.5	129.1
Jackson mill conversion-related activities	—	—	2.1	3.3
EBITDA excluding special items (1)	$35.2	$39.4	$150.6	$132.4

Corporate and Other
Segment loss	$(30.4)	$(26.2)	$(118.1)	$(106.0)
Depreciation, amortization, and depletion	4.0	3.3	15.6	10.5
EBITDA (1)	(26.4)	(22.9)	(102.5)	(95.5)
EBITDA excluding special items (1)	$(26.4)	$(22.9)	$(102.5)	$(95.5)

EBITDA excluding special items (1)	$393.5	$408.7	$1,603.8	$1,885.5

____________

(1)
See footnote (1) on page 3, for a discussion of non-GAAP financial measures.